Exhibit 99.1

Intellinetics Reports First Quarter Financial Results

COLUMBUS, OH – May 14, 2026 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three months ended March 31, 2026, the first quarter of 2026.

2026 First Quarter Financial Highlights

●	Software as a Service (SaaS) revenue increased 0.1% year over year to $1.5 million.

●	Professional services revenue decreased 14.3% year over year.

●	Total revenue decreased 8.0% year over year to $3.9 million, driven by the decline in professional services revenue.

●	Gross profit decreased 12.2% year over year, with gross profit margin decreasing 307 basis points due to decreased professional services margins, driven by project mix.

●	Net loss of $1.2 million, or ($0.27) per basic and fully diluted share, compared to net loss of $0.7 million, or ($0.17) per basic and fully diluted share, for the same period in 2025.

○	Operating expenses in Q1 2026 include approximately $430,000 in non-recurring CEO transition costs.

●	Adjusted EBITDA loss of $287,650, compared to $76,589 Adjusted EBITDA profit from the same period in 2025.

●	Cash at quarter end was approximately $2.1 million.

Alison Forsythe, President & CEO of Intellinetics, stated: “I am now 90 days into the role as CEO of Intellinetics and I feel even more confident in our ability to grow our SaaS business. Our products offer great value to the user, are highly sticky within customer workflows, and address attractive market opportunities. Based on what I have seen in my first 90 days, I believe we can deliver double digit year over year SaaS growth in 2026 over 2025.”

“Having joined Intellinetics in mid-February, my initial focus has been on evaluating the business, meeting with employees, customers, and partners, and assessing our operational and go-to-market priorities. While first quarter results reflect variability in professional services revenue and margins, my early assessment confirms the conclusions reached during the extensive diligence process completed before I accepted this role: Intellinetics has a differentiated technology platform, long-standing customer relationships, and significant opportunities to expand our SaaS and software business in targeted vertical markets.”

“In my first several weeks with the Company, it has become increasingly clear that there are significant opportunities to improve execution, operational consistency, predictability, and overall go-to-market effectiveness across the organization. We are moving quickly to strengthen alignment, improve operating discipline, and better position the business for scalable long-term growth.”

“Our software platform and recurring revenue business remain the core of our long-term strategy. Looking ahead, our focus is centered on accelerating SaaS growth, improving execution consistency and predictability, and aligning investments and resources around our highest-priority growth opportunities.”

Summary – 2026 First Quarter Results

Revenues for the three months ended March 31, 2026 were $3,909,182, a decrease of 8.0%, as compared with $4,247,345 for the same period in 2025. This decrease was primarily due to a 14.3% decline in professional services revenue.

Total operating expenses increased 4.4% to $3,664,611, compared to $3,511,759 for the same period in 2025, driven by increases in general and administrative expense of 9.1%, due to non-recurring expenses in Q1 related to our CEO transition, totaling $430,130, including severance costs and share-based compensation for our retiring CEO, overlapping compensation expenses for our prior and current CEO in the quarter, and recruiting costs for our new CEO, partially offset by reduced share-based compensation expense for other employees. Loss from operations was $1,182,552 compared to loss from operations of $684,559 in the first quarter last year, primarily due to the lower professional services revenues and non-recurring CEO transition costs.

Intellinetics reported net loss of $1,177,853 compared to net loss of $727,565 for the same period in 2025. Basic and diluted net loss per share for the three months ended March 31, 2026 was $0.27, compared to $0.17 net loss per basic and diluted share for the first quarter 2025. Adjusted EBITDA loss was $287,650 compared to Adjusted EBITDA profit of $76,589 in 2025.

	For the quarters ended March 31,
	2026	2025

Revenues:
Software as a service	$1,543,847	$1,542,169
Software maintenance services	296,393	335,191
Professional services	1,850,163	2,158,315
Storage and retrieval services	218,779	211,670
Total revenues	3,909,182	4,247,345

2026 Outlook

Management remains focused on accelerating SaaS growth and currently expects double-digit year-over-year SaaS growth for fiscal 2026.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through June 13, 2026 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13760619.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business; opportunities to expand our software and SaaS business; improved revenue predictability; expanded margins; predictable and sustainable growth, including the growth of SaaS business; future revenues, including the “2026 Outlook” for revenues; improved business execution and go-to-market approach; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, our ability to execute on our business plan and strategy including our transition to a SaaS-based company, customary risks attendant to trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170

investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest (income) expense, any income taxes, depreciation and amortization expense, non-cash share-based compensation, transaction costs, and CEO transition one-time costs (including overlapping wages and benefits, recruiting costs, legal costs, and severance costs including share-based compensation).

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended March 31,
	2026	2025
Net loss – GAAP	$(1,177,853)	$(727,565)
Interest (income) expense, net	(4,699)	43,006
Depreciation and amortization	302,881	307,685
Share-based compensation, non-cash, excluding CEO transition	161,891	453,463
CEO transition costs, including share-based compensation, non-cash	430,130	-
Adjusted EBITDA	$(287,650)	$76,589

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Balance Sheets

	(unaudited)
	March 31,	December 31,
	2026	2025

ASSETS

Current assets:
Cash	$2,076,124	$2,528,281
Accounts receivable, net	1,195,887	1,239,802
Accounts receivable, unbilled	821,545	909,574
Parts and supplies, net	130,425	173,295
Prepaid expenses and other current assets	487,839	378,305
Total current assets	4,711,820	5,229,257

Property and equipment, net	1,030,555	1,092,694
Right of use assets, operating	1,184,362	1,394,806
Right of use assets, finance	146,812	164,998
Intangible assets, net	2,798,327	2,906,188
Goodwill	5,789,821	5,789,821
Other assets	798,592	727,808
Total assets	$16,460,289	$17,305,572
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$528,016	$284,680
Accrued compensation	889,788	410,368
Accrued expenses	257,475	199,995
Lease liabilities, operating - current	596,747	721,879
Lease liabilities, finance - current	65,461	67,935
Deferred revenues	2,901,457	3,371,263
Total current liabilities	5,238,944	5,056,120

Long-term liabilities:
Lease liabilities, operating - net of current portion	653,361	749,346
Lease liabilities, finance - net of current portion	100,177	116,090
Total long-term liabilities	753,538	865,436
Total liabilities	5,992,482	5,921,556

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,474,272 and 4,479,123 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	4,474	4,479
Additional paid-in capital	35,155,319	34,893,670
Accumulated deficit	(24,691,986)	(23,514,133)
Total stockholders’ equity	10,467,807	11,384,016
Total liabilities and stockholders’ equity	$16,460,289	$17,305,572

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025

Revenues:
Software as a service	$1,543,847	$1,542,169
Software maintenance services	296,393	335,191
Professional services	1,850,163	2,158,315
Storage and retrieval services	218,779	211,670
Total revenues	3,909,182	4,247,345

Cost of revenues:
Software as a service	256,956	215,129
Software maintenance services	12,392	16,365
Professional services	1,111,449	1,082,006
Storage and retrieval services	46,326	106,645
Total cost of revenues	1,427,123	1,420,145

Gross profit	2,482,059	2,827,200

Operating expenses:
General and administrative	2,853,727	2,615,746
Sales and marketing	508,003	588,328
Depreciation and amortization	302,881	307,685

Total operating expenses	3,664,611	3,511,759

Loss from operations	(1,182,552)	(684,559)

Interest income (expense), net	4,699	(43,006)

Net loss	$(1,177,853)	$(727,565)

Basic net loss per share:	$(0.27)	$(0.17)
Diluted net loss per share:	$(0.27)	$(0.17)

Weighted average number of common shares outstanding - basic	4,393,206	4,261,833
Weighted average number of common shares outstanding - diluted	4,393,206	4,261,833

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025

Cash flows from operating activities:
Net loss	$(1,177,853)	$(727,565)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	302,881	307,685
Bad debt expense	20,487	29,126
Loss on disposal of fixed assets	-	5,706
Amortization of deferred financing costs	-	10,513
Amortization of right of use assets, financing	18,185	18,186
Share-based compensation	263,316	453,463
Changes in operating assets and liabilities:
Accounts receivable	23,428	(304,795)
Accounts receivable, unbilled	88,029	311,827
Parts and supplies	42,870	(6,746)
Prepaid expenses and other current assets	(109,534)	(30,127)
Accounts payable and accrued expenses	780,236	302,687
Operating lease assets and liabilities, net	(10,673)	(6,351)
Deferred revenues	(469,806)	(473,962)
Total adjustments	949,419	617,212
Net cash used in operating activities	(228,434)	(110,353)

Cash flows from investing activities:
Capitalization of internal use software	(178,700)	(102,854)
Purchases of property and equipment	(24,965)	(121,080)
Net cash used in investing activities	(203,665)	(223,934)

Cash flows from financing activities:
Principal payments on financing lease liability	(18,386)	(16,694)
Payments to taxing authorities in connection with shares directly withheld from employees	(1,672)	-
Exercise of stock warrants	-	(12)
Net cash used in financing activities	(20,058)	(16,706)

Net decrease in cash	(452,157)	(350,993)
Cash - beginning of period	2,528,281	2,489,236
Cash - end of period	$2,076,124	$2,138,243

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$40,185
Cash paid during the period for income taxes	$28,027	$11,094

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for operating lease liability	$-	$43,430